SIGMA TAU

telephone: 301-948-1041

PHARMACEUTICALS, INC.

telefax:

 Customer Products

301-948-5452

 Finance

301-948-3194

800 South Fredrick Ave

 General Administration

301-948-1862

Gaithersburg, MD 20877

 Regulatory

301-948-8627

 Sales/Marketing/

301-948-2094

 Corporate Communications

August 22, 2005

Mr. Joe Valenzano

EP Global Communications, Inc.

551 Main Street

Johnstown, PA 15901

Dear Mr. Valenzano,

Please accept this letter as notice of my resignation for the EP Board of Directors,

effectively immediately.

My responsibilities at Sigma-Tau Pharmaceuticals, as well as, involvement in other

Boards, has made it difficult for me to devote the time you and EP may require of me as a

Board member.

I would hope my resignation will allow the board of EP to appoint a new Board member who may have more time to devote to EP’s issues, and perhaps one who more closely shares your vision for EP’s future.

Of course, I will continue to represent Sigma-Tau’s very significant interest in EP as a shareholder.

Best Regards,

/s/ GLapointe

Gregg A. Lapointe

Chief Operating Officer

Sigma-Tau Pharmaceuticals, Inc.

800 South Frederick Ave. Suite 300

Gaithersburg, MD 20877

Office (301) 670-5459

Cell (240) 472-8283

Fax (301) 354-5319

email: gregg.lapointe@sigmatau.com